UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2014

Date of Report

(Date of earliest event reported)

HEALTH NET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12718	95-4288333
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street
Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the previously announced effort by Health Net, Inc. (the “Company”, “we”, “us” or “our”) to streamline the operations of the Company, James E. Woys, 56, has been appointed by our board of directors to serve in a newly created position of Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer effective September 2, 2014. Also effective September 2, 2014, Joseph C. Capezza will be stepping down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company. In connection therewith, Mr. Capezza will receive the severance benefits pursuant to the terms of his employment agreement, which provides for a one-time lump sum cash payment equivalent to twenty-four (24) months of his base salary, company-paid benefit continuation for Mr. Capezza and his dependents for an initial period of six (6) months following the termination and payment of COBRA premiums for an additional eighteen- (18-) month period, provided Mr. Capezza properly elects to continue those benefits under COBRA. Mr. Capezza’s severance benefits are subject to his execution and non-revocation of a waiver and release of claims against the Company. The Company expects to retain Mr. Capezza as a consultant through December 31, 2014 to assist with the transition of his responsibilities and duties. In exchange for his consulting services, Mr. Capezza would receive $250,000 to be paid in a lump sum following the end of the consulting period.

Mr. Woys has served as our Executive Vice President, Chief Operating Officer since November 2007 and previously served as our Interim Chief Financial Officer from November 2006 through October 2007. Mr. Woys’ current compensation will not change as a result of his appointment to this new role. A description of Mr. Woys’ compensation arrangements was included in the Company’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 30, 2014. There is no arrangement or understanding between Mr. Woys and any other person pursuant to which he was appointed to this new role. There are no family relationships between Mr. Woys and any director or executive officer of the Company, and there are no transactions between Mr. Woys and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH NET, INC.
Date: August 19, 2014

	By:	/s/ ANGELEE F. BOUCHARD
Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary